Exhibit 99.3

Sonus Networks Enters into a Definitive Agreement to Acquire NET

FAQ

1.              What Has Been Announced?

Sonus entered into a definitive agreement to acquire Network Equipment Technologies (NET), a leading provider of enterprise-class networking solutions optimized for secure real-time communications in Unified Communications, SIP trunking and Cloud-based deployments.

2.              Who is NET?

NET provides secure real-time communications for Unified Communications, SIP trunking, enterprise mobility, and IP-based multi-service networking. They seek to develop the best products in the marketplace for customers looking to implement unified communications for Microsoft® Lync™ deployments and enterprise SBC solutions.

3.              Why Did Sonus Enter into This Agreement?

The acquisition is intended to be consistent with Sonus’ strategy of extending its capabilities into the enterprise market and accelerating its ability to deliver an end-to-end portfolio of solutions that enable real-time communications.

4.              How Does this Acquisition Expand Sonus’ Portfolio?

This acquisition would bring branch office and small office solutions for the enterprise market into Sonus’ portfolio of Session Border Controller (SBC) solutions.

5.              What Does This Acquisition Mean to Sonus and NET Customers?

Sonus and NET plan to offer a portfolio to enable enterprises to cost-effectively deliver Unified Communications, video solutions and other forms of real-time communications in a seamless manner from their headquarters locations out to branch offices.  By offering a cohesive portfolio of end-to-end solutions, customers could feel confident that their technology investment will be easy to deploy, use and manage.

6.               What Does This Acquisition Mean to Sonus and NET Partners?

For Sonus and NET partners this announcement would expand their ability to holistically address customers need to deliver real-time communications capabilities across their entire organization. NET’s next-generation platforms for small enterprises and branch offices, including its flagship Unified Exchange (UX) product line, would be complementary to the Sonus SBC 5000 portfolio which is purpose built for larger scale enterprise deployments.  Upon deal close, NET partners would be enrolled into the recently announced Sonus Partner Assure™ channel partner program.

7.              What is the Market Opportunity?

As a holistic offering, Sonus and NET would together address the growing demand for SBCs that enable SIP trunking and SIP-based UC applications.  A recent Infonetics Research report shows the fast moving enterprise SBC market is expected to grow 26% year-over-year through 2016.  Typical savings from SIP trunking, trunking consolidation and the move to VoIP can reduce traditional enterprise telecom bills by up to 75%.

8.              What is the Value of the Transaction?

The all-cash purchase price of $1.35 per share is valued at approximately $42 million, excluding transaction costs.

9.              When is the Transaction Expected to Close?

The transaction is anticipated to close in the third quarter of 2012, subject to NET stockholder approval, the satisfaction of customary closing conditions and applicable regulatory reviews.

10.       What is the Combined Organization’s Planned Vision and Strategy?

The combination expects to help enterprises be more productive by enabling them to communicate smarter, faster and more collaboratively.

11.       How Many Employees Does NET Have?

NET currently has 160 employees.

12.       Where is NET Headquartered?

NET’s headquarters is based in Freemont, CA.

13.       What International Markets Does NET Serve?

NET has customers worldwide and has 13 offices worldwide including the U.S., U.K., France, Middle East, China, Japan, and Australia.

14.       When was NET Founded?

NET was founded in 1983.

15.       Is NET a Publically Traded Company?

Yes, NET is a NASDAQ listed company trading under the ticker NWK.

16.       What is NET’s Financial Profile?

Total revenue for the full fiscal year 2012 was ~ $50.2 million.

17.       How Many Patents Has NET Been Granted?

NET has been granted 73 U.S. patents, 17 foreign patents, and a number of additional patent applications pending.

18.       In What Primary Market Segments Does NET Compete?

Unified Communications, Enterprise SIP/SBC, Secure Communications

19.       What Products Does NET Have for These Markets?

The UX Series, VX Series, Tenor products, SmartSIP software, Promina products and the NX1000 Series.

20.       What Industry Awards Has NET’s Products Received?

NET’s UX1000 received the 2011 INTERNET TELEPHONY ‘Product of the Year’ award and NET’s UX2000 attained ‘Certified Secure and Performance Verified’ status from Miercom as a resilient and reliable Unified Communications gateway.

21.       How Do NET’s Solutions Enable Public and Private Network Operators to Simplify Their Network?

By converging legacy PBX voice traffic onto a single converged data network and leveraging the cost savings and functional benefits of unified messaging and Unified Communications.  NET’s Unified Exchange 2000 Series (UX2000) can support up to 600 simultaneous transcoded and encrypted calls and is qualified as a Survivable Branch Appliance (SBA) and Enterprise Session Border Controller (E-SBC) for Microsoft Lync.

22.       How does NET Expand Sonus’ Route-to-Market?

NET has a portfolio of distributors and VARs that would be added to Sonus’

recently announced Sonus Partner Assure global channel program and offers a U.S. federal government installed base.

23.       What is the Opportunity with Microsoft Lync?

NET is a key enabler of Microsoft Lync deployments, which is expected to enable Sonus to address growing Microsoft Unified Communications deployments.  As reference, Sonus’ current portfolio of enterprise-ready SBC solutions has passed the suite of tests required for Microsoft Lync certification.

24.       What is the Proposed Roadmap for Sonus and NET Products?

Product-specific roadmap decisions would not be determined until after the transaction closes.

25.       What Will Happen to the NET Brand?

Branding guidelines would not be determined until after the transaction closes.

26.       Will Sonus Hold an Investor Conference Call to Discuss the Acquisition?

Sonus will hold an investor conference call to discuss the intended acquisition of NET on June 19, 2012 at 8:30 a.m. ET.  Please call 877-256-3270 in the U.S. or +1 212-231-2910 for international callers or listen to the webcast at http://investors.sonusnet.com/events.cfm.  A presentation with supporting information will also be available at http://investors.sonusnet.com/events.cfm as well as at the SEC’s website at www.sec.gov.

Sonus is currently in a quiet period and will not be providing any financial updates or outlook for its second quarter or fiscal year 2012, nor will it comment on the financial outlook for NET’s quarter ending June 29, 2012.

27.       Will a Replay be Available?

A telephone playback of the call will be available following the conference call as of 10:30 a.m. ET June 19, 2012 date through 10:30 a.m. ET July 3, 2012 and can be accessed by calling 800-633-8284 or +1 402-977-9140 for international callers.  The reservation number for replay is: 21597554. The webcast will be available shortly after the conclusion of the call at http://investors.sonusnet.com/events.cfm.  The webcast will be archived for 60 days.

28.       Where Can I Get More Information?

For Sonus: Visit sonus.net/net

For NET: Visit net.com

29.  Where Can Investors Get More Information?

For Sonus Investors:

Patti Leahy, +1 (978) 614-8440

pleahy@sonusnet.com

For NET Investors:

Leigh Salvo, + 1 (510) 647-8870

lsalvo@directir.com

Additional Information About the Merger and Where to Find It:

In connection with the proposed merger, NET plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”).  Additionally, NET and Sonus will file other relevant materials in connection with the proposed acquisition of NET by Sonus pursuant to the terms of the Merger Agreement by and among Sonus, NET, and Navy Acquisition Subsidiary, Inc.  The definitive proxy statement will be sent to stockholders of NET and will contain important information about NET, Sonus, the proposed merger and related matters.  Investors and security holders of NET are urged to read the definitive proxy statement and other relevant materials carefully when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

Sonus and NET, and their respective directors, executive officers, and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of NET stockholders in connection with the transactions contemplated by the merger agreement.  Information regarding Sonus’ directors and executive officers is contained in Sonus’ Annual Report on Form 10-K for the year ended December 31, 2011 and its proxy statement dated April 5, 2012, and other relevant materials filed with the SEC when they become available.  Investors and security holders may obtain detailed information regarding the names, affiliations and interests of certain of NET’s executive officers and directors in the solicitation by reading NET’s most recent Annual Report on Form 10-K for the year ended March 30, 2012, its proxy statement dated July 5, 2011, and other relevant materials filed with the SEC when they become available.  Information concerning the interests of NET’s participants in the solicitation, which may, in some cases, be different from those of NET’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.  As of June 14, 2012, NET’s directors and executive officers beneficially owned approximately 2,287,015 shares, or 7.05%, of NET’s common stock. The materials to be filed by Sonus and NET with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, security holders will be able to obtain free copies of the proxy statement from NET by contacting NET Investor Relations by e-mail at lsalvo@directir.com or by telephone at 1-510-647-8870.

Important Information Regarding Forward-Looking Statements:

The information in this release may contain certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 regarding future events that involve risks and uncertainties.  All statements other than statements of historical facts contained in this report are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “seeks” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Although Sonus believes that its expectations are based on reasonable assumptions, readers are cautioned that these forward-looking statements are only predictions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results may differ materially from those contemplated by the forward-looking statements.  Such forward-looking statements may relate to, among others, the parties’ ability to close the acquisition and the expected closing date of the acquisition; the anticipated benefits and synergies of the acquisition; the anticipated future combined operations, products and services; the impact of the acquisition on Sonus’ financial results, business performance and product offerings; the expected impact of the acquisition on Sonus’ fiscal 2012 revenue, non-GAAP results and GAAP results; and projected growth in the SBC market.  Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated.  These include, but are not limited to: uncertainties as to the timing and results of the NET stockholder vote; the possibility that various closing conditions for the transaction may not be satisfied or waived; the effects of disruption from the transaction, making it more difficult to maintain relationships with employees, customers, business partners or governmental entities; the success of the companies in implementing their integration strategies; the actual benefits realized from this transaction; disruptions to our business and financial conditions as a result of this acquisition or other investments or acquisitions; the timing of Sonus’ recognition of revenues; the ability to recruit and retain key personnel; difficulties supporting our new strategic focus on channel sales; difficulties expanding Sonus’ customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; market acceptance of Sonus’ products and services; rapid technological and market change; the ability to protect intellectual property rights; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the ability to hire and retain employees; the impact of increased competition; currency fluctuations; litigation; changes in the market prices of Sonus’ common stock; actions taken by significant stockholders; failure or circumvention of Sonus’ controls and procedures and other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission by Sonus, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Sonus’ filings with the Securities and Exchange Commission.

Any forward-looking statements represent Sonus’ views only as of the date on which such statement is made, and should not be relied upon as representing Sonus’ views as of any subsequent date.  While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.